Exhibit 10.1

LOAN AGREEMENT

BETWEEN

MERCHANTS BANCORP,

AN INDIANA CORPORATION

AND

THE HUNTINGTON NATIONAL BANK,

A NATIONAL BANKING ASSOCIATION

This Loan Agreement (“Agreement”) is entered into at Indianapolis, Indiana, effective the 24th day of September, 2012 by and between The Huntington National Bank, a national banking association (“Lender”), with a principal mailing address of 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204, and Merchants Bancorp, an Indiana corporation (“Borrower”), with a principal mailing address of 11555 North Meridian Street, Suite 400, Carmel, Indiana 46032.

NOW, THEREFORE, in order to induce Lender to make the loan hereunder, as well as for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, this Agreement hereby reads as follows:

SECTION 1. AMOUNT OF LOAN.

1.1                               Making of Loan. Lender agrees to lend to Borrower the following described Loan (as defined hereafter):

(a)                                 Revolving Line of Credit Loan. A loan that shall take the form of a secured revolving line of credit loan to Borrower in the amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) (“Revolving Line of Credit Loan”), and Borrower may borrow, repay and reborrow under such line of credit from time to time, with each transaction to be in the minimum amount of One Thousand and 00/100 Dollars ($1,000.00). Borrower’s right to obtain Advances (as defined hereafter) under the Revolving Line of Credit Loan shall mature and expire on September 23, 2013. Notwithstanding any term, provision, condition or covenant contained herein or in any note in connection herewith, the outstanding principal amount hereunder and any accrued interest thereon shall become due and payable immediately upon the demand of Lender or upon an Event of Default (as defined hereafter). Notwithstanding any term, provision, condition or covenant contained herein or in any Note in connection herewith, while any Event of Default exists, Lender shall not be required to make, and Borrower shall not be entitled to receive, any Advance under the Revolving Line of Credit Loan.

1.2                               Loans. Loans, and advances (individually, an “Advance” and collectively, “Advances”) made under the Revolving Line of Credit Loan shall individually and collectively be referred to as the “Loan.” Upon the occurrence of an Event of Default, Lender shall have no obligation to make an Advance under any Loan.

SECTION 2. INTEREST RATE, PAYMENTS AND FEES FOR REVOLVING LINE OF CREDIT LOAN.

2.1                               Interest Rate.

(a)                                 Interest Rate for Revolving Line of Credit Loan. Interest will accrue on the amount owing under the Revolving Line of Credit Loan until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the one (1)-month LIBO Rate (as defined hereafter) plus one hundred seventy-five (175) basis points (one hundred (100) basis points being equal to one percent (1%) per annum) payable monthly in arrears (“Applicable Interest Rate”). Any portion of the Revolving Line of Credit Loan which bears interest at the LIBO Rate shall be a LIBO Rate Loan.

As used herein, “LIBO Rate” shall mean the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars, as determined by Lender in its discretion based upon reference to information which appears on page LIBOROI, captioned British Bankers Assoc. Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be used by Lender, such other reasonably comparable money rate service as Lender may select) or upon information obtained from any other reasonable procedure. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the Borrower on the on the same date of each month as the date of the initial Advance during the term of this Agreement based on the LIBO Rate as of two (2) Banking Days (as defined hereafter) prior to such date.

As used herein, “Banking Day” shall mean any day other than a Saturday or a Sunday on which banks are open for business in Columbus, Ohio, and on which banks in London, England, settle payments.

Borrower may only choose a one (1) month LIBO Rate Interest Period. At no time shall the maturity of any LIBO Rate Interest Period entered into exceed the maturity date of the Revolving Line of Credit Loan.

The LIBO Rate will be calculated to a number that is carried five (5) places to the right of the decimal point.

(b)                                 Default Rate. Upon the occurrence of and during the continuance of an Event of Default, the outstanding principal amount of the Loan shall bear interest from the date of such occurrence at a rate per annum which is equal to four percent (4%) in excess of the Applicable Interest Rate (the “Default Rate”) then in effect.

2.2                               Special Provisions Relating to LIBO Rate Option.

(a)                                 LIBO Rate Unascertainable. In the event that Lender reasonably determines that by reason of (i) any change arising after the date of this Agreement affecting the interbank euro currency market or affecting the position of the Lender with respect to such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed, (ii) any change arising after the date of this Agreement in any applicable law or governmental rule, regulation or order (or any interpretation thereof, including the introduction of any new law or governmental rule, regulation or order), or (iii) any other circumstance affecting the Lender or the interbank market (such as, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System), the LIBO Rate plus the applicable spread shall not represent the effective pricing to the Lender of accruing interest hereunder based upon the LIBO Rate, then, and in any such event, the accruing of interest hereunder based upon the LIBO Rate shall be suspended until Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. In such case, beginning on the date of such suspension interest shall accrue hereunder at a variable rate of interest per annum as then determined by Lender in its sole judgment and discretion to be reasonably equivalent to the LIBO Rate.

(b)                                 Illegality of Offering LIBO Rate. In the event that on any date Lender shall have reasonably determined that accruing interest hereunder based upon the LIBO Rate has become unlawful by compliance by the Lender in good faith with any law, governmental rule, regulation or order, then, and in any such event, the Lender shall promptly give notice thereof to the Borrower. In such case, accruing interest hereunder based upon the LIBO Rate shall be terminated and the Borrower shall, at the earlier of the end of each LIBO Rate Interest Period then in effect or when required by law, repay the Advances based upon the LIBO Rate, together with all interest accrued thereon. In such case, when required by law, interest shall accrue hereunder at a variable rate of interest as then determined by Lender in its sole judgment and discretion to be reasonably equivalent to the LIBO Rate.

2.3                               Interest Payment Dates. Interest due on the outstanding Loan shall be payable monthly in arrears on the fifteenth (15th) day of each consecutive calendar month for the month just ended, with the first such payment due on October 15, 2012. If the due date of any payment under the Note shall be a day that is not a Banking Day, the due date will be extended to the next succeeding Banking Day.

2.4                               Calculation of Interest. Interest under the Loan shall be calculated on the basis of the actual number of days elapsed, using a year of three hundred sixty (360) days. Interest for any period shall be calculated from and including the first day thereof to, but not including, the last day thereof. All sums due hereunder, the Revolving Line of Credit Note (as defined hereafter) and the Loan Documents shall be without relief from valuation and appraisement laws.

2.5                               Interest Limitation. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby, the Note or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby, the Note or otherwise exceed the maximum permissible under applicable law. If from any circumstance whatsoever, fulfillment of any provision hereof or any other Loan Document at any time given the amount paid or agreed to be paid shall exceed the maximum permissible under applicable law, then, the obligation to be fulfilled shall automatically be reduced to the limit permitted, by applicable law, and if from any circumstance Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest such amount which would be in excess of such highest lawful rate of interest shall be applied to the reduction of the principal balance evidenced by the Note and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender and shall be binding upon and available to any subsequent holder of the Note.

2.6                               Requests for Loans. Whenever Borrower desires that Lender make a Revolving Line of Credit Loan Advance under the Revolving Line of Credit Loan on a particular Banking Day, Borrower shall give Lender at Lender’s Indianapolis main office telex, telecopy, electronic mail or notice by telephone (“Borrowing Request”), the form of which is set forth in EXHIBIT “A” attached hereto, not later than 1:00 p.m., Indianapolis time, at least two (2) LIBO Rate Banking Days (which shall mean any Banking Day on which banks in London, England settle payments) prior to the date of the requested Revolving Line of Credit Loan Advance, and. confirmed in writing by appropriate written notice at the request of Lender with such written confirmation, if any, to be in form and substance as Lender hereafter may otherwise reasonably require. Each Borrowing Request submitted with respect to the Revolving Line of Credit Loan and advanced under the Revolving Line of Credit Loan shall be irrevocable and shall specify the aggregate principal amount of the Revolving Line of Credit Loan to be advanced pursuant to such Borrowing Request, the date of such Revolving Line of Credit Loan Advance is to be made (which shall be at least two (2) LIBO Rate Banking Days after the date of such Borrowing Request). Any Borrowing Request received after 1:00 p.m., Indianapolis time, shall be deemed to be received on the next Banking Day, On any one date, Borrower shall be entitled to request no more than one Revolving Line of Credit Loan Advance. A Borrowing Request from Borrower pursuant to this Section 2.6 shall irrevocably commit Borrower to accept such LIBO Rate on the date specified in such Borrowing Request.

Subject to the following paragraph of this Section 2.6, Lender acknowledges that a Borrowing Request shall only be effective if it is signed by Michael F. Petrie or Randall D. Rogers.

Without in any way limiting Borrower’s obligation to confirm in writing any notice by telephone upon request by Lender, Lender may act without liability upon the basis of any notice by telephone believed by Lender in good faith to be from Borrower prior to receipt of written confirmation, and the records of Lender shall govern any decision made by Lender in this regard absent manifest error.

2.7                               Commitment Fee. Borrower will, upon the execution hereof, pay Lender an Eighteen Thousand and 00/100 Dollars ($18,000.00) commitment fee.

SECTIONS 3. EVIDENCE OF REVOLVING LINE OF CREDIT LOAN, TERMS OF PAYMENT AND MATURITY.

3.1                               Evidence of Revolving Line of Credit Loan and Terms of Payment. The Revolving Line of Credit Loan shall be evidenced by one or more promissory notes (“Revolving Line of Credit Note”) in the form of EXHIBIT “B” to this Agreement, or by one or more notes subsequently executed in substitution or renewal therefor. Repayment of the Revolving Line of Credit Loan and payment of interest shall be made in accordance with the terms of this

Agreement and the Revolving Line of Credit Note then outstanding pursuant to this Agreement. The Revolving Line of Credit Note shall be referred to as the “Note.” All sums due under the Note and hereunder shall be without notice of acceptance, presentment, notice of dishonor, protest, notice of protest and relief from valuation and appraisement laws. Any authorized officer or employee of Borrower may execute any document required for such purposes as an act of Borrower and as agent for Borrower who will be bound thereby.

3.2                               Maturity. The Revolving Line of Credit Loan will have a maturity date of September 23, 2013.

SECTION 4. PREPAYMENT.

4.1                               Prepayment. Borrower shall have the right to prepay, without any premium, all or any portion of the Loan.

SECTION 5. USE OF PROCEEDS. The proceeds of the Revolving Line of Credit Loan will be used by Borrower solely as an equity injection by Borrower’s to its wholly-owned subsidiary, namely Merchants Bank of Indiana, an Indiana corporation (“Merchants Bank”).

SECTION 6. COSTS AND EXPENSES. Borrower will pay all reasonable costs and expenses incurred by Lender in connection with the Loan provided for in this Agreement. Such costs may include, but not be limited to, reasonable attorneys’ fees, and out-of-pocket expenses of Lender’s counsel. In the event Borrower fails to pay any such costs or expenses within ten (10) days after demand, Borrower hereby authorizes Lender to make an Advance under the Loan for such costs and expenses and such costs and expenses shall be deemed to be a part of the Loan and secured by any and all security and collateral for the Loan.

SECTION 7. COLLATERAL AND SECURITY, LOAN DOCUMENTS AND LENDER’S APPOINTMENT AS ATTORNEY-IN-FACT.

7.1                               Collateral and Security. As collateral and security for the Loan and all other indebtedness of Borrower to Lender and to any parent, subsidiary or affiliate of Lender whether now existing or hereafter arising, Borrower grants to Lender, subject to the permitted encumbrances more particularly described on EXHIBIT “C” attached hereto, a pledge and first security interest in and to all of the issued and outstanding stock of Merchants Bank. The pledge and security interest granted hereunder shall be evidenced by and Borrower shall execute and deliver a Stock Pledge Agreement (hereinafter the “Pledge Agreement”). At the request of Lender, Borrower shall join with Lender in delivering and filing one or more UCC financing statements in a form satisfactory to Lender and shall pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable. A photocopy of this Agreement or of a financing statement shall be sufficient as a financing statement. At the request of Lender, Borrower will authorize and cause to be executed any and all documents which Lender shall reasonably require in order to effect any of the foregoing. Borrower will deliver to Lender also at closing or at any time prior thereto unanimous consents of Borrower’s Board of Directors in a form satisfactory to Lender and Lender’s counsel, authorizing and approving the transactions contemplated hereunder.

7.2                               Loan Documents. This Agreement, the Revolving Line of Credit Note, the Pledge Agreement and all other documents, agreements and instruments described herein as having been executed heretofore or contemporaneous herewith or hereafter executed in connection with the credit facilities described herein and all other documents, agreements and instruments entered into and delivered incident thereto and hereto by Borrower to Lender shall be known as the “Loan Documents.”

7.3                               Lender’s Appointment as Attorney-in-Fact. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Lender’s own name, from time to time in Lender’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of Borrower, without notice to or assent: (a) to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as Lender may deem necessary or desirable to protect, perfect and validate Lender’s security interest in any collateral given by Borrower to Lender; and (b) fourteen (14) days following notice to Borrower of the occurrence of an Event of Default, (i) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the collateral or any part thereof and to enforce any other right in respect of any collateral; (ii) to defend any suit, action or proceeding brought with respect to any collateral; (iii) to negotiate, settle, compromise or adjust any account, suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (iv) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Borrower’s expense, at any time or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the collateral and Lender’s security interest therein, in order to effect the intent of this Agreement. Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred upon Lender hereunder are solely to protect its interests in the collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that Lender actually receives as a result of the exercise of such powers and neither Lender nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for Lender’s own gross negligence or willful misconduct.

SECTION 8.                         WARRANTIES AND REPRESENTATIONS.

Borrower warrants and represents to Lender that, as of the date hereof:

8.1                               Subsidiaries. Except for Merchants Bank, Borrower has no subsidiaries and will not create or acquire any subsidiaries without the prior written consent of Lender, which such consent shall not be unreasonably withheld.

8.2                               Affiliates. Except for Merchants Bank, Ash Realty, LLC and P/R Mortgage, Borrower has no Affiliates. The term “Affiliate” as used herein shall mean any person, entity, organization, partnership, or corporation which, directly or indirectly, is controlled by or under common control with Borrower.

8.3                               Corporate Organization and Authority. Borrower:

(a)                                 is a corporation duly organized and validly existing under the laws of the State of Indiana;

(b)                                 has and possesses all requisite corporate right, power and authority and all necessary licenses and permits to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, and to enter into the Loan Documents and to perform its obligations thereunder;

(c)                                  has taken the necessary action to authorize the execution and delivery of the Loan Documents and the borrowings thereunder;

(d)                                 is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except any jurisdiction where the failure to so qualify could not, in the aggregate, reasonably be expected to have a material adverse effect on the business or properties of Borrower; and

(e)                                  is in compliance with all applicable federal, state and local laws, rules and regulations, except to the extent that the failure to so comply could not, in the aggregate, reasonably be expected to have a material adverse effect on the business or properties of Borrower.

8.4                               Merchants Bank Organization and Authority. Merchants Bank:

(a)                                 is a state banking corporation duly organized and validly existing under the laws of the State of Indiana;

(b)                                 has and possesses all requisite corporate right, power and authority and all necessary licenses and permits to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted;

(c)                                  is duly qualified as a foreign banking corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except any jurisdiction where the failure to so qualify could not, in the aggregate, reasonably be expected to have a material adverse effect on the business or properties of Merchants Bank; and

(d)                                 is in compliance with all applicable federal, state and local laws, rules and regulations, except to the extent that the failure to so comply could not, in the aggregate, reasonably be expected to have a material adverse effect on the business or properties of Merchants Bank.

8.5                               Ownership of Borrower, Merchants Bank and P/R Mortgage. The issued and outstanding voting shares of stock of Borrower, Merchants Bank and P/R Mortgage are owned as follows:

Borrower

Name	Percentage of Ownership

Michael F. Petrie	50%
Randall D. Rogers	50%
100%

Merchants Bank

Name	Percentage of Ownership

Borrower	100%

P/R Mortgage

Name	Percentage of Ownership

Merchants Bank	100%

8.6                               Financial Statements. The financial statements for Borrower and Merchants Bank dated March 31, 2012, which have been supplied to Lender have been prepared in accordance with generally accepted accounting principles consistently applied and said Borrower’s and Merchants Bank’s financial statements fairly represent Borrower’s and Merchants Bank’s financial condition as of such dates. There has been no material adverse change in Borrower’s or Merchants Bank’s financial condition since the most recent of such dates.

8.7                               Full Disclosure. The financial statements referred to in Section 8.6 do not, nor does this Agreement or any written exhibit or schedule thereto or any other written statement furnished by Borrower to Lender in connection with obtaining the Loan, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to Borrower which Borrower has not disclosed to Lender which materially adversely affects the properties, business, prospects, profits or condition (financial or otherwise) of Borrower or Merchants Bank or the ability of Borrower to perform the obligations undertaken in this Agreement.

8.8                               Strikes or Labor Disputes. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrower or Merchants Bank or any of its subsidiaries.

8.9                               Pending Litigation. Except for those matters set forth in attached EXHIBIT “D”, there are no proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower or Merchants Bank in any court or before any governmental authority or arbitration board or tribunal which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of Borrower or Merchants Bank or the ability of Borrower or Merchants Bank to perform Borrower’s obligations under this Agreement.

8.10                        Title to Properties. Borrower has good and marketable title to all the property which Borrower purports to own (except as sold or otherwise disposed of in the ordinary course of business), free from any liens and encumbrances, except liens and security interests granted to Lender and except as set forth on EXHIBIT “C” to this Agreement.

8.11                        Borrowing is Legal and Authorized.

(a)                                 The Board of Directors of Borrower has duly authorized the execution and delivery of this Agreement and the Note, Loan Documents and documents contemplated herein and executed in connection with this Agreement will constitute legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except as enforcement is subject to equitable and other limitations applied by courts, and debtor’s rights generally.

(b)                                 The execution, delivery and performance of this Agreement, the Note and Loan Documents and the compliance by Borrower with all the provisions of this Agreement, the Note and the Loan Documents applicable to Borrower:

(i)                                     are within the corporate powers of Borrower;

(ii)                                  are legal and will not conflict with, result in any breach in any of the provisions of constitute a default under, or result in the creation of any lien or encumbrance other than as created by this Agreement and other Loan Documents executed in connection with the Loan upon any property of Borrower under the provisions of, any agreement, charter instrument, articles of incorporation, bylaw or other instrument to which Borrower or Merchants Bank is a party or by which Borrower or Merchants Bank may be bound; and

(iii)                               do not violate, contravene, or cause a breach or a default under any applicable laws, rules or regulations, or any agreement, contract or instrument to which Borrower or Merchants Bank is a party.

(c)                                  There are no limitations in any indenture, mortgage, deed of trust or other agreement or instrument to which Borrower is now a party or by which Borrower may be bound with respect to the payment of principal or interest on any indebtedness of Borrower, including the Note to be executed in connection with this Agreement.

8.12                        No Defaults. No event has occurred and no condition exists which would constitute an Event of Default pursuant to this Agreement. Borrower and Merchants Bank is not in violation in any material respect of any term of any agreement, charter instrument, articles of incorporation, bylaw or other instrument to which Borrower or Merchants Bank is a party or by which Borrower or Merchants Bank may be bound.

8.13                        Government Consent. Neither the nature of Borrower, Merchants Bank or of Borrower’s or Merchants Bank’s business or properties, nor any relationship between or among Borrower, Merchants Bank and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Borrower or Merchants Bank as a condition to the execution, delivery and performance of this Agreement and the Note and Loan Documents contemplated herein.

8.14                        Taxes.

(a)                                 All tax returns required to be filed by Borrower and Merchants Bank in any jurisdiction have in fact been filed, or are subject to valid extension, and all taxes, assessments, fees and other governmental charges upon Borrower or Merchants Bank, or upon any of Borrower’s or Merchants Bank’s properties, which are due and payable have been paid. Borrower does not know of any proposed additional tax assessment against Borrower or Merchants Bank.

(b)                                 The provisions for taxes on the books of Borrower and Merchants Bank for Borrower’s and Merchants Bank’s current fiscal period are adequate.

8.15                        Compliance With Law. Borrower and Merchants Bank:

(a)                                 are not in violation of any laws, ordinances, governmental rules or regulations to which Borrower and Merchants Bank are subject which violation would have a material adverse effect on Borrower’s or Merchants Bank’s properties, business, prospects, profits or condition (financial or otherwise) of Borrower or Merchants Bank; and

(b)                                 have not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of Borrower’s or Merchants Bank’s properties or to the conduct of Borrower’s or Merchants Bank’s business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of Borrower or Merchants Bank.

8.16                        Restrictions on Borrower and Merchants Bank. Borrower and Merchants Bank are not a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects the business or properties of Borrower or Merchants Bank. Borrower and Merchants Bank are not a party to any contract or agreement which restricts the right or ability of Borrower to incur indebtedness, other than this Agreement. Except for those liens and encumbrances which are disclosed in the attached EXHIBIT “C”, Borrower and Merchants Bank have not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of Borrower’s or Merchants Bank’s property, whether now owned or hereafter acquired, to be subject to a lien or encumbrance, other than as created by this Agreement or documents executed pursuant hereto and those described in the attached EXHIBIT “C”.

8.17        ERISA. Borrower shall with respect to Borrower’s and Merchants Bank’s pension plan:

(a)           at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Section 302 through 305 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to Borrower’s and Merchants Bank’s plan,

(b)           upon request, furnish to Lender copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with Borrower’s and Merchants Bank’s plan for the plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103,

(c)           notify Lender immediately of any fact, including, but not limited to, any “Reportable Event,” as that term is defined in Section 4043 of ERISA, arising in connection with Borrower’s and Merchants Bank’s plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer Borrower’s or Merchants Bank’s plan, and

(d)           notify Lender of any “Prohibited Transaction” as that term is defined in Section 406 of ERISA.

Borrower will not and will not allow Merchants Bank to:

(e)           intentionally engage in any “Prohibited Transaction,” or

(f)            intentionally terminate any such plan in a manner which could result in the imposition of a lien on the property of Borrower or Merchants Bank pursuant to Section 4068 of ERISA.

8.18        Regulations T, U and X. Borrower is not now engaged principally, or as one of Borrower’s important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any credit hereunder has been or will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. No part of the proceeds of any credit hereunder has been or will be used for any purpose that violates or which is inconsistent with the provisions of Regulations T, U or X of said Board of Governors.

8.19        Insolvency. Borrower and Merchants Bank are not insolvent within the meaning of that term as defined in the Federal Bankruptcy Code.

8.20        Not an Investment Company. Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company” or an “affiliate of a holding company” or a “subsidiary of a holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

8.21        Contracts of Surety. Except for endorsements of Borrower of negotiable instruments for deposit or collection in the ordinary course of business of Borrower, Borrower has not executed any contract of guaranty or surety.

8.22        USA PATRIOT ACT Compliance and Disclosure.

(a)           Compliance. Borrower is in compliance, and will remain in compliance, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT).

(b)           Disclosure. IMPORTANT INFORMATION ABOUT PROCEDURES REQUIRED BY THE USA PATRIOT ACT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Lender.

What this means: When an entity or person opens an account or establishes a relationship with Lender, Lender may ask for the name, address, date of birth, and other information that will allow Lender to identify the entity or person who opens an account or establishes a relationship with Lender. Lender may also ask to see identifying documents for the entity or person.

SECTION 9.        CLOSING CONDITIONS. The obligation of Lender to make the Loan shall be subject to the following conditions precedent:

9.1          Compliance With This Agreement. Borrower shall have performed and complied with all agreements and conditions contained herein and contemplated herewith which are required to be performed or complied with by Borrower before or at closing.

9.2          Warranties and Representations. On the date of each Advance pursuant to the Revolving Line of Credit Loan, the warranties and representations set forth in Section 8 hereof shall be true and correct on and as of such date with the same effect as though such warranties and representations had been made on and as of such date, except to the extent that such warranties and representations expressly relate to an earlier date.

9.3          Authority Documents. Borrower shall have delivered to Lender: (a) a resolution of Borrower authorizing the execution and delivery of this Agreement, the Note, the Pledge Agreement and any other instrument or document executed and delivered by Borrower to Lender in connection with the Loan and all acts required to be performed by Borrower hereunder and thereunder; (b) the Articles of Incorporation and Bylaws of Borrower certified by the secretary of Borrower to be true and accurate as of a date not more than thirty (30) days prior to the date of closing; (c) an incumbency certificate for Borrower certified by the secretary of Borrower setting forth the officers of Borrower and those who are authorized to sign this Agreement and the other Loan Documents for and on behalf of Borrower and which shall contain a specimen signature thereto dated a date not more than thirty (30) days prior to closing; and (d) an original certificate of existence for Borrower issued by the Secretary of State of the state of their respective formation dated not more than thirty (30) days prior to the date hereof.

9.4          Opinion of Borrower’s Counsel. Borrower will furnish to Lender an opinion of Borrower’s counsel which is acceptable to Lender and Lender’s counsel covering such matters as Lender may require, including, without limitation:

(a)           that Borrower and Merchants Bank are each a corporation duly organized and validly existing under the laws of the State of Indiana;

(b)           that Borrower and Merchants Bank are each duly authorized, qualified and admitted to conduct business and is in good standing in each state where Borrower and Merchants Bank conduct business;

(c)           that Borrower has the power and authority to enter into the transactions contemplated hereby and all instruments required in connection herewith;

(d)           that this Agreement. the Note, the Pledge Agreement and all other instruments and Loan Documents executed and delivered by Borrower pursuant to this Agreement are enforceable against Borrower, subject to customary qualifications; and

(e)           such other matters as Lender may reasonably require, including, without limitation, that the transactions contemplated hereby do not violate, contravene, or cause a breach or default under Borrower’s and Merchants Bank’s charter/organizational documents or any document agreement or instrument to which Borrower or Merchants Bank is a party or any laws, rules or regulations applicable to Borrower and Merchants Bank.

SECTION 10. BORROWER’S BUSINESS COVENANTS. Borrower covenants that on and after the date of this Agreement, so long as any of the indebtedness provided for herein remains unpaid:

10.1        Payment of Taxes and Claims. Borrower will pay and will cause Merchants Bank to pay before they become delinquent:

(a)        all taxes, assessments and governmental charges or levies imposed upon Borrower, Merchants Bank, Borrower’s property or Merchants Bank’s property; and

(b)        all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons which, if unpaid, might result in the creation of a lien or encumbrance upon Borrower’s or Merchants Bank’s property, provided that items of the foregoing description in (a) and (b) need not be paid while being contested in good faith and by appropriate proceedings, and provided further, that adequate book reserves have been established with respect thereto, and provided further, that Borrower’s and Merchants Bank’s respective title to, and Borrower’s and Merchants Bank’s respective right to use, Borrower’s and Merchants Bank’s respective property is not materially adversely affected thereby.

10.2        Maintenance of Properties, Insurance, Financial Records, Licenses, Corporate Existence and Trade Names; Compliance With Law; Payment of Obligations.

(a)           Property. Borrower shall maintain and cause Merchants Bank to maintain Borrower’s and Merchants Bank’s respective property, in good condition and make all renewals, replacements, additions, betterments and improvements thereto which are deemed necessary by Borrower;

(b)           Insurance. Borrower shall maintain and cause Merchants Bank to maintain, with financially sound and reputable insurers, insurance with respect to Borrower’s and Merchants Bank’s properties, and business against such casualties and contingencies, of such types (if available at reasonable expense, including but not limited to fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as may be from time to time reasonably required by Lender and as may be required pursuant to other documents or instruments entered into incident hereto and contemporaneous herewith and such policies shall name Lender as a loss payee thereunder and provide, if available, for not less than thirty (30) days prior written notice to Lender of any cancellation thereof, and Borrower will promptly deliver and will cause Merchants Bank to deliver to Lender evidence of all policies of insurance and any changes thereto;

(c)           Financial Records. Borrower shall keep and shall cause Merchants Bank. to keep true books of records and accounts in which full and correct entries will be made of all Borrower’s and Merchants Bank’s business transactions, and reflect in Borrower’s and Merchants Bank’s financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles;

(d)           Licenses and Permits. Borrower shall maintain and shall cause Merchants Bank to maintain in full force and effect all operating permits, licenses, franchises and rights used by Borrower and Merchants Bank in the ordinary course of its business;

(e)           Corporate Existence and Rights. Borrower shall do or cause to be done and shall cause Merchants Bank to cause to be done all reasonable things necessary, consistent with business practicality (i) to preserve and keep in full force and effect its existence, rights and franchises, (ii) to maintain Borrower’s and Merchants Bank’s status as a corporation duly organized and validly existing under the laws of the State of Indiana and (iii) to not change Borrower’s or Merchants Bank’s primary place of business, its address or its state of formation without Lender’s express prior written consent;

(f)            Subsidiaries and Trade Names. Borrower shall promptly advise and notify Lender of the existence of any subsidiaries or any other trade names under which it or Merchants Bank is operating;

(g)           Compliance with Law. Borrower and Merchants Bank shall not be in violation of any laws, ordinances, or governmental rules and regulations to which Borrower and Merchants Bank are subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of Borrower’s and Merchants Bank’s properties or to the conduct of Borrower’s and

Merchants Bank’s business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of Borrower and Merchants Bank; and

(h)           Payment of Obligations. Borrower shall and shall cause Merchants Bank to pay or discharge or consent to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon Borrower, Merchants Bank or Borrower’s or Merchants Bank’s income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Borrower’s or Merchants Bank’s property; provided, however, Borrower and Merchants Bank shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate procedures and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of Borrower or Merchants Bank, or (y) to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the business or properties of Borrower or Merchants Bank.

10.3        Sale of Assets, Accounts or Merger.

(a)           Sale of Assets. Borrower will not and will cause Merchants Bank to not, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of, any material part of Borrower’s or Merchants Bank’s assets or properties or any of their respective accounts or notes receivables without the prior written consent of Lender which shall not be unreasonably withheld, conditioned or delayed.

(b)           Merger and Consolidation. Borrower will not and will cause Merchants Bank to not, without the prior written consent of Lender, consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into any of them without the prior written consent of Lender which shall not be unreasonably withheld, conditioned or delayed.

(c)           Creation of Subsidiary. Borrower will not and will cause Merchants Bank to not create any subsidiary, without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed. The creation of a subsidiary to acquire the business of Natty Mac has been approved by Lender.

10.4        Liens and Encumbrances.

(a)           Negative Pledge. Borrower will not and will cause Merchants Bank to not (1) cause or permit or (2) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of Borrower’s or Merchants Bank’s properties, whether now owned or hereafter acquired, to be subject to a lien or encumbrance except:

(i)            liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen,

landlords and other like persons provided the payment thereof is not at the time required by Section 10.1;

(ii)           liens incurred or deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, social security and other like laws;

(iii)          attachment, judgment and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(iv)          reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of said property or materially interfere with its use in the ordinary conduct of Borrower’s or Merchants Bank’s respective business;

(v)           purchase money security interests not exceeding in amount the purchase price of the property purchased;

(vi)          liens in favor of Lender; and

(vii)         liens and encumbrances described in EXHIBIT “C”.

10.5        Change Name or Place of Business. Borrower will not and will cause Merchants Bank to not, without the prior written consent of Lender, change Borrower’s or Merchants Bank’s name or its principal place of business.

10.6        Inspection and Audits. Borrower will and will cause Merchants Bank, at all reasonable times, and from time to time, allow Lender by or through any of its officers, agents, attorneys or accountants, to examine, audit, inspect and make extracts from Borrower’s and Merchants Bank’s books and records and to make abstracts or reproductions thereof (subject to execution and delivery of an appropriate confidentiality agreement with respect to information as to which Borrower or Merchants Bank has an obligation to one or more third parties to maintain as confidential) and to inspect any collateral, wherever located.

10.7        Depository Accounts. Borrower shall maintain a depository account with Lender. The proceeds of all Loan Advances shall be made by Lender by deposit to such accounts.

10.8        No Change in Business. Borrower will not and will cause Merchants Bank to not change the nature of Borrower’s or Merchants Bank’s current business.

10.9        No Acquisitions. Borrower will not and will cause Merchants Bank to not make any acquisitions of any other business or company, without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed.

10.10      No Change in Management. Borrower will not and will cause Merchants Bank and P/R Mortgage to not, without the prior written consent of Lender, make any change in the key management of Borrower or Merchants Bank or P/R Mortgage which currently is as follows:

Borrower

Name	Officer Title/Position

Michael F. Petrie	Chairman of the Board and
Chief Executive Officer
Randall D. Rogers	President and Chief Operating Officer

Merchants Bank

Name	Officer Title/Position

Michael F. Petrie	Chairman of the Board
Randall D. Rogers	Vice Chairman

P/R Mortgage

Name	Officer Title/Position

Michael F. Petrie	President
Randall D. Rogers	Chairman of the Board

10.11      No Loans to Shareholders, Officers or Directors. Borrower will not make any loans to Borrower’s or Merchants Bank’s shareholders, officers or directors without the express prior written consent of Lender which shall not be unreasonably withheld, conditioned or delayed.

10.12      Merchants Bank Tier-1 Leverage Ratio. Borrower will cause Merchants Bank to at all times maintain a Tier-1 Leverage Ratio (as defined hereafter) of not less than eight percent (8%) which shall be tested by Lender on a calendar quarter basis based upon the Federal Deposit Insurance Corporation Call Report. As used herein, Tier-1 Leverage Ratio shall mean Tier 1 Capital of Merchants Bank divided by the average total assets of Merchants Bank (as listed in the Uniform Bank Performance Report from the FDIC website).

10.13      No Change in Ownership of Borrower and Merchants Bank. There shall occur no change in the ownership of the voting shares of Borrower and Merchants Bank which currently is as set forth in Section 8.5 of this Agreement without the prior written consent of Lender which shall not be unreasonably withheld, conditioned or delayed except for transfers as a result of death.

10.14      No Change to Borrower’s or Merchants Bank’s or P/R Mortgage’s Organizational Documents. Without Lender’s prior written consent, Borrower will not and will cause Merchants Bank and P/R Mortgage to not amend or modify their respective Articles of Incorporation or Bylaws or other charter instruments.

10.15 Notification of Criminal Investigation or Proceedings. Borrower shall notify Lender immediately in writing of the initiation of any criminal investigation or proceeding initiated by any federal, state or local agency, department, or instrumentality against (a) Borrower, (b) Merchants Bank and (c) any employee of Borrower or Merchants Bank if such investigation or proceeding could have a material adverse effect on the financial condition, business operations or assets of Borrower or Merchants Bank or result in any collateral given by Borrower to Lender being, seized pursuant to 18 U.S.C. Sec. 1963, 21 U.S.C. Sec. 853, 21 U.S.C. Sec. 881, 46 U.S.C. App. Sec. 1904, or any similar federal, state or local law and/or regulation adopted in publications promulgated pursuant to such laws, or as such laws or regulations may be further amended, modified or supplemented.

10.16 Other Borrowings. Borrower will not and will cause Merchants Bank to not, without the prior written consent of Lender, create or incur any indebtedness for borrowed money or advances including through the execution of capitalized lease agreements except as described in EXHIBIT “C”.

10.17 Contingent Liabilities. Borrower will not and will cause Merchants Bank to not guarantee, endorse or otherwise become surety for or upon the obligations of others, except for the issuance of letters of credit and by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and as described in EXHIBIT “C”.

10.18 Line of Credit Annual Cleandown. Borrower covenants and agrees to reduce the outstanding principal balance of the Loan and the Note to an amount not exceeding Five Million and 00/100 Dollars ($5,000,000.00) for not less than thirty (30) consecutive days on or before the annual anniversary date of this Agreement, including any annual extension or renewal periods occurring hereafter.

SECTION 11.      INFORMATION AND INSPECTIONS.

11.1        Delivery of Information. Borrower will deliver the following to Lender:

(a)           within forty-five (45) days after the end of each calendar quarter period, financial statements of Borrower, Merchants Bank and P/R Mortgage, including a balance sheet and statements of income and surplus, certified by the president or chief financial officer of Borrower and Merchants Bank, respectively, as fairly representing Borrower’s and Merchants Bank’s financial condition as of the end of such period;

(b)           within one hundred twenty (120) days of the end of each fiscal year, an audited financial statement of Merchants Bank and P/R Mortgage prepared in accordance with generally accepted accounting principles consistently applied and certified by independent certified public accountants satisfactory to Lender, containing a balance sheet and statements of income and surplus of Merchants Bank, along with any management letters written by such accountants;

(c)           within one hundred twenty (120) days of the end of each fiscal year company-prepared financial statements of Borrower, prepared in accordance with generally accepted accounting principles consistently applied and certified by the president or chief financial officer of Borrower, containing a balance sheet and statements of income and surplus of Borrower;

(d)           within thirty (30) days of each filing, a copy of the FDIC Call Report for Merchants Bank;

(e)           within thirty (30) days after the end of each calendar quarter, a Compliance Certificate in the form of EXHIBIT “E” attached hereto, certified by Borrower, as to the Tier-1 Leverage Ratio of Merchants Bank;

(f)            immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto; and

(g)           at the request of Lender, on reasonable notice, such other information as Lender may from time to time reasonably require.

SECTION 12.      EVENTS OF DEFAULT.

12.1        Nature of Events. An “Event of Default” shall exist if any of the following occurs and is continuing:

(a)           Borrower fails to make any payment of principal on any Note executed in connection with this Agreement or for the Loan on or before the date such payment is due or within any applicable grace period;

(b)           Borrower fails to make any payment of interest on any Note executed in connection with this Agreement or for the Loan within fifteen (15) days after the date such payment is due or within any applicable grace period;

(c)           Borrower fails to make any other monetary payment due under any Loan Document or any other document executed in connection with this Agreement or for the Loan on or before the date such payment is due or within any applicable grace period;

(d)           Borrower fails to comply with any other term, condition, covenant or provision of this Agreement, any Loan Document or any other document executed in connection with this Agreement within thirty (30) days after written notice thereof to Borrower;

(e)           any warranty, representation or other statement by or on behalf of Borrower contained in this Agreement, any Loan Document or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect;

(f)            Borrower or Merchants Bank or P/R Mortgage or any Affiliate or subsidiary of Borrower becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator;

(g)           bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against Borrower or Merchants Bank or P/R Mortgage or any Affiliate or Subsidiary of Borrower and are not dismissed or discharged within sixty (60) days of the filing thereof;

(h)           a final judgment or judgments, from which no further right of appeal exists, for the payment of money aggregating in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) is or are outstanding against Borrower or Merchants Bank or P/R Mortgage or any Affiliate or subsidiary of Borrower and any one of such judgments has been outstanding for more than thirty (30) days from the date of its entry and has not been discharged in full or stayed;

(i)            a determination by Lender, in its sole and reasonable discretion, that any action, inaction, commission, omission or circumstance has occurred or may occur which may subject the security and collateral given to Lender to being seized by any federal, state or local governmental department, agency or instrumentality pursuant to 18 U.S.C. Sec. 1963, 21 U.S.C. Sec. 853, 21 U.S.C. Sec. 881, 46 U.S.C. App. Sec. 1904, or any similar federal, state or local laws and/or regulations adopted in publications promulgated pursuant to such laws, or as such laws or regulations may be further amended, modified or supplemented;

(j)            the occurrence of any default beyond any applicable cure period or under any outstanding debt, loan or credit facility, or any other agreement, instrument or document executed by Borrower or Merchants Bank with or from any person, including, without limitation, Lender and any parent, subsidiary or affiliate of Lender;

(k)           Borrower fails to pay any sum due or to observe or perform any term, condition, covenant or warranty herein, the Note, the Pledge Agreement, any Loan Document or any additional instruments, documents, resolutions, applications for credit executed and delivered by Borrower to Lender incident hereto and to which it is a party; and

(l)            Borrower or Merchants Bank fails to file or cause to be filed all tax returns or reports required to be filed by any local, state or federal governmental authority or agency or fail to pay or cause to be paid any taxes, assessments, fines or penalties required to be paid under any local, state or federal law, rule or regulation, except to the extent that such filings or taxes are being contested in good faith by appropriate proceedings and for which Borrower or Merchants Bank has set aside on Borrower’s or Merchants Bank’s respective books adequate reserves.

12.2        Default Remedies.

(a)           Termination of Advances Under Loans —If an Event of Default exists, or any event or circumstance which with notice, the passage of time or both will constitute an Event of Default, exists, notwithstanding any provision of this Agreement or the Loan Documents to the contrary, Lender may cease and terminate any of the Advances under the Loan under this Agreement.

(b)                                         Acceleration — If an Event of Default exists, Lender may immediately exercise any right, power or remedy permitted to Lender hereunder, the Loan Documents or by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on the Note then outstanding pursuant to this Agreement to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, except as otherwise required by this Agreement or any Loan Document executed pursuant hereto or in connection with the Loan.

(c)                                          Nonwaiver — No course of dealing on the part of Lender or Borrower, nor any delay or failure on the part of Lender or Borrower, to exercise any right shall operate as a waiver of such right or otherwise prejudice Lender’s rights, powers and remedies.

(d)                                         Cumulative Effect — Each and every right and remedy of Lender set forth in this Agreement, the Loan Documents and under law shall be cumulative. The exercise of any right or remedy shall not thereafter prevent the exercise of any other right or remedy in connection with the same or another Event of Default or the subsequent exercise of the same right or remedy in connection with any other Event of Default.

(e)                                          Preservation of Rights — No delay or omission of Lender to exercise any power or right under the Loan Documents shall impair such power or right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any powers or right shall not preclude other or further exercise of any other power or right. No Advance hereunder or under any of the Loan Documents shall constitute a waiver of any of the Lender’s conditions of the Lender’s obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall a waiver of such condition in any one instance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default. No course of dealing shall be binding upon Lender.

SECTION 13. MISCELLANEOUS.

13.1                        Notices. All communications under this Agreement or under the Note executed pursuant hereto shall be in writing and shall be mailed by first class mail, postage prepaid to the addresses of the parties set forth on page one (1) of this Agreement or such address which the parties may give notice of in writing. A copy of all notices to Lender shall also be delivered in the same fashion to Lender’s counsel, namely Michael D. Moriarty, Esq., Frost Brown Todd LLC, 201 North Illinois Street, Suite 1900, P.O. Box 44961, Indianapolis, Indiana 46244-0961. A copy of all notices to Borrower shall also be delivered in the same fashion to Borrower’s counsel, namely Thomas W. Dinwiddie, Esq., Wooden & McLaughlin LLP, One Indiana Square, Suite 1800, Indianapolis, Indiana 46204. Any notice so addressed and mailed by registered mail shall be deemed given when so mailed.

13.2                        Survival. All warranties, representations, and covenants made by Borrower herein, any Loan Document or on any certificate or other instrument delivered by Borrower or on Borrower’s behalf under this Agreement shall be considered to have been relied upon by Lender and shall survive the closing of the Loan regardless of any investigation made by Lender on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower.

13.3                        Successors and Assigns. Except as herein provided, this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and any other party thereto and Borrower’s respective successors and assigns. Notwithstanding the foregoing, Borrower or any other party to this Agreement and the other Loan Documents other than Lender, without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion, may not assign, transfer or set over to another party to this Agreement and the other Loan Documents, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, without limitation, performance of and compliance with conditions hereof and the right to receive the proceeds of current or future Advances. Whenever in this Agreement or in any of the other Loan Documents any of the parties hereto or thereto is referred to, such reference shall be deemed to include the successors and assigns of such party (but without any implied consent to any transfer or other action which violates the term of any Loan Document), and all covenants, promises and agreements contained in this Agreement, or in any of the other Loan Documents by or on behalf of Borrower or any other party to this Agreement and the other Loan Documents other than Lender, shall inure to the benefit of the respective successors and assigns of Lender.

13.4                        Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Borrower and Lender.

13.5                        Counterparts: Interpretation, Effectiveness; Duplicate Originals. This Agreement and the Loan Documents may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute a single contract. This Agreement and the Loan Documents constitute the entire agreement between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement and the Loan Documents shall become effective when it shall have been executed by Lender and Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement and the Loan Documents by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement and the Loan Documents. Two or more duplicate originals of this Agreement and the Loan Documents may be signed by the parties, each of which shall be an original, but all of which together shall constitute one and the same instrument.

13.6                        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, except to the extent any law, rule or regulation of the federal government of the United States of America may be applicable hereto, in which event such federal law, rule or regulation shall govern and control.

13.7                        Waiver of Jury Trial. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH BORROWER IS A PARTY AS TO ALL MATTERS AND THINGS

ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

13.8                        Fees and Expenses. Borrower shall reimburse Lender upon demand for all out-of-pocket costs, charges and expenses of Lender (including reasonable fees, and disbursements of Lender’s counsel) in connection with (a) the preparation, execution and delivery of this Agreement, the Note and any other Loan Documents, (b) the making of the Loan, (c) any amendments, modifications, consents or waivers in respect thereof, and (d) any enforcement thereof, including with respect to any taxes assessed against Lender as a result of any taking of any collateral or security given to Lender by Borrower.

13.9                        Consent to Jurisdiction. The parties hereto, to the extent that they may lawfully do so, hereby consent to the jurisdiction of the courts of the State of Indiana and the United States Court for the Southern District of the State of Indiana, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or under any other Loan Document or with respect to the transactions contemplated hereby or thereby, and expressly waive any and all objections they may have as to venue in any such courts. Borrower agrees that service shall be deemed given to Borrower if service is sent in accordance with and to the address disclosed in Section 13.1.

13.10                 Severability. Any provision of this Agreement, the Note or of any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13.11                 Headings. Any Article and Section headings and the Table of Contents in this Agreement or in any other Loan Document are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement or of any other Loan Document and shall not affect the construction of, or be taken into consideration in the interpretation of this Agreement or any other Loan Document.

13.12                 Gender. Whenever the context so requires, reference herein or in any other Loan Document to the masculine gender shall include the feminine gender or in either case the neuter and vice versa; and the singular shall include the plural and vice versa.

13.13                 Right of Setoff. Upon the occurrence of an Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final), except in dedicated payroll accounts, at any time held and other obligations at any time owing by Lender to or for the credit or the account of Borrower against any of and all of the obligations of Borrower now or hereafter existing under this Agreement or otherwise held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement, but only to the extent such obligations are then due and payable. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

13.14                 Statement of Account. Each statement of account, if any, delivered by Lender to Borrower shall be presumed correct and accurate and shall constitute an account stated between Lender and Borrower unless, within twenty-one (21) days after receipt of such statement, Borrower shall deliver to Lender, by certified mail, written notice specifying the error or errors, if any, contained in such statements.

13.15                 No Partnership or Joint Venture. Borrower and Lender expressly agree that the only relationship intended to be created between them in connection with the Revolving Line of Credit Loan is that of lender and borrower and that the relationship in no way is intended to create a partnership, joint venture, tenancy in common, or joint tenancy between them. Accordingly, it is understood and agreed that Borrower is the sole and exclusive owner of its property and the property which is subject to the security interests and liens thereon and given to Lender as security and collateral for the Loan and there is no intent by the parties to share the profits and losses from the business of Borrower. Borrower will indemnify and hold Lender harmless from any and all liabilities and damages, together with attorneys’ fees, incurred by Lender in defense of any suit or cause of action which is asserted against Lender on the basis that Lender is liable or the security and collateral for the Loan is deferred or defeated solely by virtue of the existence of a partnership, joint venture, tenancy in common or joint tenancy between Borrower and Lender in connection with the Loan.

13.16                 Waiver of Damages. To the extent permitted by applicable law, Borrower and Lender shall not assert, and each hereby waives, any claim against the other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, including, without limitation, any Loan Document, the Loan or the use of the proceeds thereof.

13.17                 Release. BORROWER FOR ITSELF AND ITS LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASING PARTIES”), HEREBY RELEASES AND DISCHARGES LENDER, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, PARTICIPANTS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES AND CAUSES OF ACTION WHICH ANY OF THE RELEASING PARTIES HAS ASSERTED OR CLAIMED OR MIGHT NOW OR HEREAFTER ASSERT OR CLAIM AGAINST ALL OR ANY OF THE RELEASED PARTIES, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF, RELATED TO OR IN ANY WAY CONNECTED WITH OR BASED UPON ANY PRIOR RELATED EVENT (AS SUCH TERM IS HEREINAFTER DEFINED). AS USED HEREIN, THE TERM “PRIOR RELATED “EVENT” SHALL MEAN ANY ACT, OMISSION, CIRCUMSTANCE, AGREEMENT, LOAN, EXTENSION OR CREDIT, TRANSACTION, TRANSFER, PAYMENT, EVENT, ACTION OR OCCURRENCE BETWEEN OR INVOLVING BORROWER, OR ANY OF THE PROPERTY OF BORROWER AND ALL OR ANY OF THE RELEASED PARTIES AND WHICH WAS MADE OR EXTENDED OR WHICH OCCURRED AT ANY TIME OR TIMES PRIOR TO THE EXECUTION OF THIS AGREEMENT. BORROWER AGREES AND ACKNOWLEDGES THAT THIS RELEASE IS NOT TO BE CONSTRUED AS OR DEEMED AN ACKNOWLEDGEMENT OR ADMISSION

ON THE PART OF ANY OF THE RELEASED PARTIES OF LIABILITY FOR ANY MATTER OR AS PRECEDENT UPON WHICH ANY LIABILITY MAY BE ASSERTED.

13.18                 Acknowledgement of Receipt. Borrower hereby acknowledges, pursuant to I.C. 26-1-9.1-502(f), receipt of a copy of the following:

(a)                                 Pledge Agreement executed by Borrower, in favor of Lender, for the purpose of creating a lien and security interest in favor of Lender with respect to the stock of Merchants Bank owned by Borrower; and

(b)                                 a UCC-1 Financing Statement to be filed with the Office of the Secretary of State of Indiana for the purpose of perfecting a security interest granted by Borrower in favor of Lender with respect to the stock of Merchants Bank owned by Borrower.

The Huntington National Bank,
a national banking association

By:	/s/ John D. Corbin
John D. Corbin, Senior Vice President

Merchants Bancorp,
an Indiana corporation

By:	/s/ Michael F. Petrie
(Signature), Title

Chairman & CEO
(Printed), Title

EXHIBIT “A”

BORROWING REQUEST

The undersigned, for and on behalf of Merchants Bancorp, an Indiana corporation (hereinafter “Borrower”), does hereby request from The Huntington National Bank, a national banking association (hereinafter “Lender”) a disbursement in the amount of                                       and 00/100 Dollars ($                         ) under the terms of a certain Loan Agreement dated September 24, 2012, between Borrower and Lender (hereinafter “Loan Agreement”) and promissory notes issued in connection therewith.

As an inducement to Lender to make the disbursement/advance hereby requested, Borrower represents and warrants that to the best of its knowledge:

1.             Borrower hereby requests a disbursement in the amount of

and           /100 Dollars ($                                     ) pursuant to the terms, conditions and covenants of the Loan Agreement.

2.             All capitalized terms not defined herein shall have the same meaning as set forth for such terms in the Loan Agreement.

3.             The supporting draw request documentation, if any, attached hereto is true and correct as of the date hereof.

4.             The sum of (a) the principal amount of the Loan previously disbursed by Lender and currently outstanding plus (b) the principal amount Borrower is requesting be disbursed pursuant hereto is

and     /100 Dollars ($                                             ).

5.             The disbursement hereby requested shall be paid directly to Borrower or as follows:

.

6.             All proceeds of any prior disbursement of the Loan have been, and all proceeds of the disbursement requested hereby will be, used solely for the purposes set forth in the Loan Agreement.

7.             All representations and warranties contained in the Loan Agreement are true and correct as if they were made as of, and referred to, both the date of the Loan Agreement and the date hereof.

8.             Borrower is in full compliance with all terms, conditions and covenants set forth in the Loan Agreement and the documentation executed by Borrower in connection with the Loan Agreement.

9.             There exists no default or event which with the giving of notice or the lapse of time would become a default or an Event of Default under the terms of the Loan Agreement or any other document or agreement executed in connection therewith.

EXECUTED this        day of                        , 20     .

Merchants Bancorp,
an Indiana corporation

By:
(Signature), Title

(Printed), Title

EXHIBIT “B”

THE HUNTINGTON NATIONAL BANK

REVOLVING LINE OF CREDIT NOTE

$15,000,000.00	Dated: September 24, 2012

Maturity Date: September 23, 2013

FOR VALUE RECEIVED, the undersigned (individually and collectively, the “Borrower”), jointly and severally, promises to pay to the order of The Huntington National Bank, a national banking association (“Lender,” which term shall include any holder thereof), whose principal mailing and business address is 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204, at such place as Lender may designate or, in the absence of such designation, at any of Lender’s offices, the sum of Fifteen Million and 00/100 Dollars ($15,000,000.00) or so much thereof as shall have been advanced by Lender at any time and not hereafter repaid (hereinafter referred to as “Principal Sum”) together with interest as hereinafter provided and payable at the time(s) and in the manner(s) hereinafter provided. The proceeds of the loan evidenced hereby may be advanced, repaid and readvanced in partial amounts during the term of this Note and prior to maturity; provided, however, that no advance made hereunder shall be in an amount less than One Thousand and 00/100 Dollars ($1,000.00). Each such advance shall be made to the undersigned upon receipt by Lender of the undersigned’s application therefor and disbursement instructions, which shall be in such form as Lender shall from time to time prescribe. Lender shall be entitled to rely on any verbal or communication by telephone requesting an advance and/or providing disbursement instructions hereunder which shall be received by it in good faith from anyone reasonably believed by Lender to be any of the undersigned’s authorized agent. The undersigned agrees that all advances made by Lender will be evidenced by entries made by Lender into its electronic data processing system and/or internal memoranda maintained by Lender. The undersigned further agrees that the sum or sums shown on the most recent printout from Lender’s electronic data processing system and/or on such memoranda shall be presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

LOAN AGREEMENT

This Note is executed and the advances contemplated hereunder are to be made pursuant to the Loan Agreement dated as of September 24, 2012 by and between the undersigned and Lender, as amended, modified, renewed or extended, from time to time (hereinafter collectively called the “Loan Agreement”) and all the covenants, representations, agreements, terms, and conditions contained therein, including but not limited to additional conditions of default, and provisions relating to notice to the undersigned of any default and an opportunity to cure, are incorporated herein as if fully rewritten. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), Lender shall have no obligation to make an advance hereunder.

INTEREST AND PREPAYMENT

In accordance with the Loan Agreement and compliance by Borrower with the terms, conditions and procedures thereof, interest will accrue on the unpaid balance of the Principal Sum until paid at a variable rate of interest per annum, which shall be equal to the LIBO Rate (as defined in the Loan Agreement) plus one hundred seventy-five (175) basis points (100 basis points being equal to one percent (1%) per annum) (the “Applicable Interest Rate”).

Upon the occurrence of an Event of Default, whether by acceleration or otherwise, interest will accrue on the unpaid balance of the Principal Sum and unpaid interest, if any, until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to four percent (4%) over the Applicable Interest Rate (as also defined in the Loan Agreement, the “Default Rate”).

All interest will be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid. There shall be no premium for prepayment.

MANNER OF PAYMENT

Interest on the Principal Sum shall be payable monthly in arrears commencing on the fifteenth (15th) day of October, 2012 and on the fifteenth (15th) day of each succeeding calendar month. Notwithstanding the foregoing, if the due date of any payment under this Note shall be a day that is not a Banking Day (as defined in the Loan Agreement), the due date will be extended to the next succeeding Banking Day. The entire Principal Sum shall be due and payable on September 23, 2013, or upon demand, whichever will first occur, and accrued interest thereon shall be due and payable in accordance with the provisions hereof and the Loan Agreement and thereafter at maturity, whether by demand, acceleration or otherwise together with any and all other sums due hereunder. All sums due hereunder shall be paid to Lender at its office address as set forth herein and shall be paid in lawful money of the United States of America and in immediately available funds, and shall be applied by Lender: (a) first to the payment of any sums other than principal or interest, (b) then to the payment of interest, and (c) then to the payment of principal. All sums due hereunder shall be without relief from valuation and appraisement laws.

LATE CHARGE

Any payment of principal or interest not made within ten (10) days of the date such payment or installment is due shall be subject to a late charge equal to five percent (5%) of the amount of the installment or payment. Except for any cure or grace periods provided to Borrower in the Loan Agreement, this provision shall not be construed so as to create any additional grace period for payment.

SECURITY

This Note is secured by, inter alia, the security interests granted to Lender by the undersigned in and evidenced by that certain Pledge Agreement referenced and defined in the Loan Agreement as amended from time to time.

SETOFF

If any obligation evidenced by this Note is not paid when due, Lender may, at its option, demand, setoff, sue for, collect or make any compromise or settlement it deems desirable with reference to any collateral securing this Note, and shall have the rights of a secured party under the law of the State of Indiana, and Borrower shall be liable for any deficiency. This Note is also secured by any funds of Borrower on deposit with Lender and, upon an Event of Default, Lender may setoff any liabilities owed Borrower, without regard to mutuality of maturities, against this Note. The failure to reference in this Note any security for this Note shall not be construed to invalidate any security interest, pledge, mortgage or other lien which pursuant to the terms of any agreement or instrument creating such lien secures this Note or any or all obligations of Borrower to Lender generally.

DEFAULT

This Note is secured by collateral as more fully set forth in, is subject to the terms, and entitled to the benefits, of the Loan Agreement and the Loan Documents (as defined in the Loan Agreement), to which reference should be made for rights and remedies available to Lender upon the occurrence of an Event of Default and for other provisions which control this Note. Upon the existence of an Event of Default, then Lender may, at its option, without further notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event Lender shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agrees to pay all costs and expenses of such action, including reasonable attorneys’ fees, to the extent permitted by law.

GENERAL PROVISIONS

All of the parties hereto, including the undersigned, and any endorser, surety, accommodation party, or guarantor, hereby jointly and severally, waive presentment, notice of acceptance of this Note, notice of dishonor, protest, notice of protest, relief from valuation and appraisement laws, and diligence in bringing suit against any party hereto, waive the defenses of impairment of collateral for the obligation evidenced hereby, impairment of a person against whom Lender has any right of recourse, and any defenses of any accommodation maker and consent that without discharging any of them, that the time of payment and any other provision of this Note may be extended or modified an unlimited number of times before or after maturity without notice to any of them, that Lender may grant any other indulgence at any time and from time to time to any party hereto, that Lender may delay in exercising or omit to exercise any right against, or delay or omit to take any action to collect from or pursue Lender’s remedies against, any party hereto, that Lender may release or modify any collateral, security or guaranties, severally waive any claim, right or remedy which such party may now have or hereafter acquire against any other party or parties hereto that arises hereunder and/or from the performance by such party hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of Lender against the other party or parties, or any security which Lender now has or hereafter acquires, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Lender shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any collateral securing this Note before exercising any other such rights. The undersigned agrees that it will pay the obligations evidenced hereby, irrespective of any action or lack of action on Lender’s part in connection with the acquisition, perfection, possession, enforcement, disposition, or modification of all the obligations evidenced hereby or any and all collateral or security therefor, and no omission or delay on Lender’s part in exercising any right against, or taking any action to collect from or pursue Lender’s remedies against any party hereto will release, discharge, or modify the duties of the undersigned to make payments hereunder. The undersigned agrees that Lender will not be required to pursue or exhaust any of its rights or remedies against the undersigned or any guarantors of the obligations evidenced hereby with respect to the payment of any said obligations, or to pursue, exhaust or preserve any of Lender’s rights or remedies with respect to any collateral, security or other guaranties given to secure said obligations.

The obligations evidenced hereby may from time to time be evidenced by another note or notes, given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

The captions used herein are for references only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Indiana notwithstanding that the conflict of law provisions of Indiana law may require that the law of another jurisdiction apply.

Borrower agrees that, to the extent that Borrower makes a payment or payments to Lender, or Lender receives any proceeds of any collateral securing this Note, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including, without limitation, any guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligations under this Note or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. ‘

All advances made by Lender may be evidenced by entries made by or on behalf of Lender to the electronic data processing system and/or internal memoranda maintained by or on behalf of Lender. Borrower further agrees that the sum or sums shown on the most recent printout from said electronic data processing system and/or such memoranda shall in the absence of manifest error, be presumptive evidence of the outstanding balance of the Principal Sum and of the amount of any accrued interest. Each request for an advance shall constitute a warranty and representation by Borrower that no Event of Default hereunder or under any related Loan Documents has occurred and is continuing and that no event or circumstance which would constitute such an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing.

No failure on the part of Lender to exercise and no delay in exercising any right, power or remedy under this Note or any other Loan Document or agreement with Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Note or any other

Loan Document or agreement with Lender preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Note and any other Loan Document or agreement with Lender are cumulative and not exclusive of any remedies provided by law.

WAIVER OF JURY TRIAL

LENDER AND BORROWER, AFTER CONSULTING OR HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY RELATED INSTRUMENT OR NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, OR ANY CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NEITHER LENDER NOR BORROWER SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM (EXCEPT COMPULSORY COUNTERCLAIMS) OR OTHERWISE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. BORROWER AGREES, UPON REQUEST OF LENDER, TO SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN MARION COUNTY, INDIANA. BORROWER WAIVES ANY DEFENSE BASED UPON FORUM NON CONVENIENS. LENDER AND BORROWER AGREE THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER AND BORROWER EXCEPT BY WRITTEN INSTRUMENT EXECUTED JOINTLY BY THEM.

IN WITNESS WHEREOF, the undersigned has executed this Revolving Line of Credit Note, effective as of the above date.

Merchants Bancorp,
an Indiana corporation

By:
(Signature), Title

(Printed), Title

EXHIBIT “C”

PERMITTED LIENS AND ENCUMBRANCES

1.     Liens of Federal Home Loan Bank of Indianapolis

2.     Liens under Community Investment Program

3.     Liens and security interests permitted by Section10.4 of Loan Agreement

EXHIBIT “D”

THREATENED OR PENDING LITIGATION

EXHIBIT “E”

COMPLIANCE CERTIFICATE
(Due within 45 days of each quarterly period)

This Compliance Certificate (the “Certificate”) is furnished pursuant to a certain Loan Agreement dated September 24, 2012, as and to the extent amended (the “Loan Agreement”) between Merchants Bancorp, an Indiana corporation (the “Borrower”) and The Huntington National Bank, a national banking association (the “Lender”), pursuant to which, among other things, Borrower is required to submit this Certificate on a quarterly basis (the “Reporting Period”). Capitalized terms used in this Certificate are as defined in the Loan Agreement. The undersigned being a duly elected officer of Borrower, certifies that based upon the best knowledge of the undersigned at and as of the date hereof:

Reporting Period ending          , 20

I.             The undersigned is the                of Borrower and is duly authorized to make the certifications herein contained.

II.            The undersigned hereby certifies that all the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof.

III.          The (quarterly / annual) financial statements (as required by the Loan Agreement) which accompany this Certificate, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly represent the financial condition of Borrower as of the Reporting Period.

IV.          No Event of Default has occurred and was continuing at the end of the Reporting Period, and no Event of Default has occurred and is continuing on the date of this Certificate.

V.            Borrower is in compliance with the financial covenants and other reporting to be observed under the Loan Agreement, specifically as follows:

Tier-I Leverage Ratio of Merchants Bank (not less than 8%):	% (Actual)

In compliance?	Yes / No

Borrower certifies to Lender that the foregoing Certificate is true and correct and acknowledges that Lender has relied upon this Certificate in its agreement to maintain the credit facilities for the benefit of Borrower under the Loan Agreement.

“BORROWER”

Merchants Bancorp,

an Indiana corporation

By:		Date: , 20
(Signature), Title

(Printed), Title